                                                                EXHIBIT 99.B1.1

                     CERTIFICATE TO AMENDED AND RESTATED
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                          ARTICLES OF INCORPORATION
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                                      OF
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                     STRONG INTERNATIONAL BOND FUND, INC.
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        The undersigned, Stephen J. Shenkenberg, Vice President of Strong International Bond Fund, Inc., a Wisconsin corporation (the "Corporation"), hereby certifies pursuant to Section 180.1007 of the Wisconsin Business Corporations Law, as follows:

        1. The Amended and Restated Articles of Incorporation (the "Restated Articles") attached hereto supersede and replace the heretofore existing Articles of Incorporation of Strong International Bond Fund, Inc. and all amendments thereto.

        2. The Restated Articles contain one or more amendments to the heretofore existing Articles of Incorporation.

        3. The Restated Articles attached hereto were adopted by the Board of Directors of the Corporation without shareholder approval in accordance with
Section 180.1002 and 180.0602(2) of the Wisconsin Business Corporations Law.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 20th day of January, 1998.

                                  STRONG INTERNATIONAL BOND FUND, INC.

                                  By:/s/ Stephen J. Shenkenberg
                                     --------------------------------------
                                     Stephen J. Shenkenberg, Vice President


This instrument was drafted by:

John S. Weitzer
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

                AMENDED AND RESTATED ARTICLES OF INCORPORATION
                   OF STRONG INTERNATIONAL BOND FUND, INC.


        These Amended and Restated Articles of Incorporation shall supersede and replace the heretofore existing Articles of Incorporation of Strong International Bond Fund, Inc., as amended to date, a corporation organized under Chapter 180 of the Wisconsin Statutes:


                                  ARTICLE I
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        The name of the corporation (hereinafter, the "Corporation") is:

                   Strong International Income Funds, Inc.

                                  ARTICLE II
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        The period of existence of the Corporation shall be perpetual.

                                 ARTICLE III
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        The purpose for which the Corporation is organized is, without limitation, to act as a registered management investment company under 15 USC 80a-1 to 80a-64, as amended from time to time (the "Investment Company
Act"), and for any other purposes for which corporations may be organized under Chapter 180 of the Wisconsin Statutes, as amended from time to time (the "WBCL").

                                  ARTICLE IV
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        A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.01 per share. Subject to the following paragraph the authorized shares are classified as follows:

          Class                                   Authorized Number of Shares
          -----                                   ---------------------------

   Strong International Bond Fund                         Indefinite
   Strong Global High-Yield Bond Fund                     Indefinite

        B. The Board of Directors is authorized to classify or to reclassify (i.e. into classes and series of classes), from time to time, any unissued shares of the Corporation by setting, changing, or eliminating the distinguishing designation and the preferences, limitations, and relative rights, in whole or in part, to the fullest extent permissible under the WBCL.

        Unless otherwise provided by the Board of Directors prior to the issuance of shares of any and all classes and series shall be subject to the following:

             1. The Board of Directors may redesignate a class or series whether or not shares of such class or series are issued and outstanding, provided that such redesignation does not affect the preferences, limitations, and relative rights, in whole or in part, of such class or series.

             2. The assets and liabilities and the income and expenses for each class shall be attributable to that class. The assets and liabilities and the income and expenses of each series within a class shall be determined separately and, accordingly, the net asset value of shares may vary from series to series within a class. The income or gain and the expense or liabilities of the Corporation shall be allocated to each class or series as determined by or under the direction of the Board of Directors.

        3. Shares of each class or series shall be entitled to such dividends or distributions, in shares or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class or series. Dividends, or distributions shall be paid on shares of a class or series only out of the assets belonging to that class or series.

        4. Any shares redeemed by the Corporation shall be deemed to be canceled and restored to the status of authorized but unissued shares of the particular class or series.

        5. In the event of the liquidation or dissolution of the Corporation, the holders of a class or series shall be entitled to receive, as a class or series, out of the assets of the Corporation available for distribution to shareholders, the assets belonging to that class or series less the liabilities allocated to that class or series. The assets so distributable to the holders of a class or series shall be distributed among such holders in proportion to the number of shares of that class or series held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class or series, such assets shall be allocated to all classes or series in proportion to the net asset value of the respective class or series.

        6. All holders of shares shall vote as a single class and series except with respect to any matter which affects only one or more series or class of shares, in which case only the holders of shares of the class or series affected shall be entitled to vote.

        7. For purposes of the Corporation's Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, including all propectuses and Statements of Additional Information, and other reports filed under the Investment Company Act of 1940, references therein to "classes" of the Corporation's common stock shall mean "series", as used in these Articles of Incorporation and the WBCL, and references therein to "series" shall mean "classes", as used in these Articles of Incorporation and the WBCL.

   C. The Corporation may issue fractional shares. Any fractional shares shall carry proportionately all the rights of whole shares, including, without limitation, the right to vote and the right to receive dividends and distributions.

   D. The Board of Directors of the Corporation may authorize the issuance and sale of any class or series of shares from time to time in such amount and on such terms and conditions, for such purposes and for such amounts or kind of consideration as the Board of Directors shall determine, subject to any limits required by then applicable law. Nothing in this paragraph shall be construed in any way as limiting the Board of Directors authority to issue the Corporation's shares in connection with a share dividend under the WBCL.

   E. Subject to the suspension of the right of redemption or postponement of the date of payment or satisfaction upon redemption in accordance with the Investment Company Act, each holder of any class or series of the Common Stock of the Corporation, upon request and after complying with the redemption procedures established by or under the supervision of the Board of Directors, shall be entitled to require the Corporation to redeem out of legally available funds all or any part of the Common Stock standing in the name of such holder on the books of the Corporation at the net asset value (as determined in accordance with the Investment Company Act) of such shares (less any applicable redemption fee). Any such redeemed shares shall be canceled and restored to the status of authorized but unissued shares.

   F. The Board of Directors may authorize the Corporation, at its option and to the extent permitted by and in accordance with the Investment Company Act, to redeem any shares of Common Stock of any class or series of the Corporation owned by any shareholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, including without limitation the failure to maintain ownership of a specified minimum number or value of shares of Common Stock of any class or series of the Corporation, at the net asset value (as determined in accordance with the Investment Company
Act) of such shares (less any applicable redemption fee).

        G. The Board of Directors of the Corporation may, upon reasonable notice to the holders of Common Stock of any class or series of the Corporation, impose a fee for the redemption of shares, such fee to be not in excess of the amount set forth in the Corporation's then existing Bylaws and to apply in the case of such redemptions and under such terms and conditions as the Board of Directors shall determine. The Board of Directors shall have the authority to rescind imposition of any such fee in its discretion and to reimpose the redemption fee from time to time upon reasonable notice.

        H. No holder of the Common Stock of any class or series of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the Common Stock of any class or series of the Corporation which it may issue or sell other than such right, if any, as the Board of Directors, in its sole discretion, may determine.

        I. With respect to any class or series, the Board of Directors may adopt provisions to seek to maintain a stable net asset value per share. Without limiting the foregoing, the Board of Directors may determine that the net asset value per share of any class or series should be maintained at a designated constant value and may establish procedures, not inconsistent with applicable law, to accomplish that result. Such procedures may include a requirement, in the event of a net loss with respect to the particular class or series from time to time, for automatic pro rata capital contributions from each shareholder of that class or series in amounts sufficient to maintain the designated constant share value.

                                  ARTICLE V
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        The number of directors shall be fixed by the Bylaws of the Corporation.

                                  ARTICLE VI
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        The Corporation reserves the right to enter into, from time to time, investment advisory agreements providing for the management and supervision of the investments of the Corporation, the furnishing of advice to the Corporation with respect to the desirability of investing in, purchasing or selling securities or other assets and the furnishing of clerical and administrative services to the Corporation. Such agreements shall contain such other terms, provisions and conditions as the Board of Directors of the Corporation may deem advisable and as are permitted by the Investment Company Act.

        The Corporation may, without limitation, designate distributors, custodians, transfer agents, registrars and/or disbursing agents for the stock and assets of the Corporation and employ and fix the powers, rights, duties, responsibilities and compensation of each such distributor, custodian, transfer agent, registrar and/or disbursing agent.

                                 ARTICLE VII
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        If the Board of Directors redesignate the outstanding Common Stock in accordance with paragraph A of Article IV, the Board of Directors shall designate the corporation with a generic name that is consistent with the name of the first series and any subsequent series.

                                 ARTICLE VIII
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        The registered office of the Corporation is located at 100 Heritage Reserve, in the Village of Menomonee Falls, Waukesha County, Wisconsin 52051 and the name of the registered agent at such address is Thomas P. Lemke.

This instrument was drafted by:

John S. Weitzer
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051